BYLAWS
                                       OF
                                    IVY FUND

                                    ARTICLE 1
         Agreement and Declaration of Trust and Principal Office

         1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Ivy Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

         1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Hingham, Massachusetts.

                                    ARTICLE 2
                              Meetings of Trustees

         2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.



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         2.4 Quorum.  At any meeting of the  Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         2.5 Notice of Certain Actions by Consent. If in accordance with the provisions of the Declaration of Trust, any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

                                    ARTICLE 3
                                    Officers

         3.1 Enumeration: Qualification. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman shall be a Trustee and may but need not be a shareholder; and any other officer may be but need not be a Trustee or shareholder. Any two or more offices may be held by the same person.

         3.2 Election. The Chairman, the President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

         3.3 Tenure. The Chairman, the President, the Treasurer and the Secretary shall hold office in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation or such other duties and powers as the Trustees may from time to time designate.



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         3.5 Chairman;  President.  Unless the Trustees otherwise  provide,  the
Chairman or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. Unless the Trustees otherwise provide, the President shall be the chief executive officer.

         3.6 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         3.7 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

         3.8 Resignation and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4
                                   Committees

         4.1 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the member present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications



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equipment  by means of which all persons  participating  in the meeting can hear each other at the same time and participation buy such means shall constitute presence in person at a meeting.



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                                    ARTICLE 5
                                     Reports

         5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6
                                   Fiscal Year

         6.1 General. Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on December 31 in each year.

                                    ARTICLE 7
                                      Seal

         7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and in its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8
                               Execution of Papers

         8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.

                                    ARTICLE 9
                         Issuance of Share Certificates

         9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than net asset value per share as from time to time determined in accordance with the Declaration of Trust and these By-Laws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions



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for  determining  value of assets of the Trust as stated in the  Declaration  of
Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

         9.2 Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed for time to time by the trustees. Such certificate shall be signed buy the President or Vice-President and by the Treasurer of Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         9.3 Loss of Certificates. The Trust, or if any transfer agent is appointed for the Trust, the transfer agent with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such securities, if any, as the Trustees may require.

         9.4 Issuance of a New Certificate to Pledge. A pledge of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

         9.5 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                   ARTICLE 10
                     Provisions Relating to the Conduct of the Trust's Business

         10.1 Certain Definitions. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms, or associations which may at the time have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

         10.2. Limitations on Dealings with Officers or Trustees. The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.



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         10.3  Securities and Cash of the Trust to be held by Custodian  Subject to Certain Terms and Conditions.

                  (a) All securities and cash owned by the Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated a "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

                  (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

                  (c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

                           (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

                           (ii) require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and

                           (iii) in the event that no successor Custodian can be
                  found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

     10.4 Reports to Shareholders: Distributions from Realized Gains. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results or its operations,


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containing all information required by applicable laws or regulations.

         10.5 Determination of Net Asset Value Per Share. Net asset value per share of each series of the Trust shall mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of shares of such series outstanding, in each case at the time of each determination. The net asset value per share of each series shall be determined as of the normal close of trading on the New York Stock Exchange on each day on which such Exchange is open. As of any time other than the normal close of trading on such Exchange, the Trustees may cause the net asset value per share last determined to be determined again in a similar manner or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or in averages or in other standard and readily ascertainable market data, and the Trustees may fix the time when such redetermined or adjusted net asset value per share shall become effective.

         In valuing the portfolio investments of any series for determination of net asset value per share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at the fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.



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                                   ARTICLE 11
                                  Shareholders

         11.1 Meetings. A meeting of the shareholders shall be called by the Secretary whenever ordered by the Trustees, the Chairman or requested in writing by the holder or holders of at least one-tenth of the outstanding shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such meeting,meeting, the Trustees, chairman or the shareholders so requesting may, in the name of the Secretary call, the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

         11.2 Access to Shareholder List. Shareholders of record may apply to the trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 so apply, the Trustees shall within five business days either:

                  (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the trust; or

                  (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them, and, within a reasonable time thereafter, mail, at the applicants' expense, materials submitted by the applicants, to all shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

         11.3 Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distributions, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such



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record  date the  Trustees  may for any such  purposes  close  the  register  or transfer books for all or part of such period.

                                   ARTICLE 12
                            Amendments to the Bylaws

         12.1 General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.